Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
November 5, 2026	212-460-4111

CON EDISON REPORTS 2026 THIRD QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2026 third quarter net income of $766 million or $2.07 a share compared with $688 million or $1.91 a share in the 2025 third quarter. Adjusted earnings (non-GAAP) were $766 million or $2.07 a share in the 2026 period compared with $686 million or $1.90 a share in the 2025 period. Adjusted earnings and adjusted earnings per share in the 2025 period exclude accretion of the basis difference of Con Edison’s equity interest in Mountain Valley Pipeline, LLC (MVP).

For the first nine months of 2026, net income was $1,998 million or $5.44 a share compared with $1,726 million or $4.84 a share in the first nine months of 2025. Adjusted earnings were $1,864 million or $5.08 a share in the 2026 period compared with $1,718 million or $4.82 a share in the 2025 period. Adjusted earnings and adjusted earnings per share in the 2026 period exclude transaction costs associated with the strategic alternatives review of Con Edison’s equity interests in MVP and Honeoye Storage Corporation (Honeoye), the gain on the sale of Con Edison’s equity interest in MVP and the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in the 2026 and 2025 periods exclude accretion of the basis difference of Con Edison’s equity interest in MVP. Adjusted earnings and adjusted earnings per share in the 2025 period exclude adjustments to the gain and other impacts related to the sale of all of the stock of Con Edison’s former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses), in 2023.

“Con Edison is a durable, long-term investment, supported by consistent performance, financial strength, and our ability to navigate an evolving landscape,” said Tim Cawley, Chairman and CEO of Con Edison. “We’re at the center of one of the nation’s largest electrification efforts, serving a region with unique needs, complex infrastructure, and vital national assets. We remain focused on delivering world-class reliability to our customers while building the capacity and resilience New York needs to grow.

“We have a responsibility to protect our equipment and customers from increasingly extreme weather and plan to invest approximately $797 million in climate resilience from 2026 through 2030,” Cawley added. “Our robust capital investments modernize our system for customers’ changing energy needs while balancing customer costs and supporting stable returns for investors.”

“We see a bright future as we expand our earnings base with strategic upgrades to our energy delivery systems that help us maintain our industry-leading reliability and provide attractive, steady earnings opportunities,” said Kirk Andrews, Senior Vice President and CFO. “We’ve reached agreement with our regulator and other stakeholders on a new investment plan for our Steam business that is awaiting approval, demonstrating our strong ability to work with diverse parties to find consensus and make our region stronger.”

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CON EDISON REPORTS 2026 THIRD QUARTER EARNINGS	page 2
For the year of 2026, Con Edison expects its adjusted earnings per share (non-GAAP) to be in the range of $6.05 to $6.15 per share. Con Edison’s previous forecast was in the range of $6.00 to $6.20 per share. Adjusted earnings per share exclude the gain on the sale of Con Edison’s equity interest in MVP ($(0.37) a share after-tax), accretion of the basis difference of Con Edison’s equity interest in MVP ($(0.01) a share after-tax), transaction costs associated with the strategic alternatives review of Con Edison’s equity interests in MVP and Honeoye and the effects of HLBV accounting for tax equity investments, the amounts of which will not be determinable until year-end. Accordingly, the company is unable to provide equivalent measures determined in accordance with generally accepted accounting principles in the United States of America (GAAP).

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income to adjusted earnings for the three and nine months ended September 30, 2026 and 2025. See Attachments B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for the three and nine months ended September 30, 2026 compared to the respective 2025 periods.

The company’s 2026 Third Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A third quarter 2026 earnings release presentation will be available at www.conedison.com (Select “For Investors” and then select “Press Releases”).

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CON EDISON REPORTS 2026 THIRD QUARTER EARNINGS	page 3
This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that: Con Edison’s subsidiaries are extensively regulated and may be subject to substantial penalties; its utility subsidiaries’ rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries’ rate plans; the failure of, or damage to, its subsidiaries’ facilities could adversely affect it; a cyber attack could adversely affect it; artificial intelligence is an emerging area of technology that has the potential to impact various aspects of its and its subsidiaries’ business operations and customer interactions; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries’ operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions, inflation and the imposition of tariffs (or subsequent changes to tariffs once announced or implemented); and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors that could cause actual results or developments to differ from the forward-looking statements. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to net income or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the gain on the sale of Con Edison’s equity interest in MVP, accretion of the basis difference of Con Edison’s equity interest in MVP, transaction costs associated with the strategic alternatives review of Con Edison’s equity interests in MVP and Honeoye and the effects of HLBV accounting for tax equity investments. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison’s financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison’s expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison’s financial performance.
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CON EDISON REPORTS 2026 THIRD QUARTER EARNINGS	page 4
Consolidated Edison, Inc. is a holding company that provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile area in southeastern New York State and northern New Jersey; and Con Edison Transmission, Inc., a regulated company primarily under the oversight of the Federal Energy Regulatory Commission, that develops and owns interests in electric transmission projects.

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Attachment A

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	Earnings per Share		Net Income (Millions of Dollars)		Earnings per Share		Net Income (Millions of Dollars)
	2026	2025	2026	2025	2026	2025	2026	2025
Reported earnings per share (basic) and net income (GAAP basis)	$2.07	$1.91	$766	$688	$5.44	$4.84	$1,998	$1,726
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax)	—	—	—	—	—	—	—	—
Income taxes	—	—	—	—	—	—	—	(1)
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax)	—	—	—	—	—	—	—	(1)
Accretion of the basis difference of Con Edison's equity interest in MVP (pre-tax)	—	(0.01)	—	(3)	—	(0.02)	(3)	(9)
Income taxes (a)	—	—	—	1	—	—	1	2
Accretion of the basis difference of Con Edison's equity interest in MVP (net of tax)	—	(0.01)	—	(2)	—	(0.02)	(2)	(7)
Transaction costs associated with the strategic alternatives review of Con Edison's equity interests in MVP and Honeoye (pre-tax)	—	—	—	—	0.01	—	4	—
Income taxes (b)	—	—	—	—	—	—	(1)	—
Transaction costs associated with the strategic alternatives review of Con Edison's equity interests in MVP and Honeoye (net of tax)	—	—	—	—	0.01	—	3	—
Gain on the sale of Con Edison's equity interest in MVP (pre-tax)	—	—	—	—	(0.52)	—	(189)	—
Income taxes (c)	—	—	—	—	0.15	—	55	—
Gain on the sale of Con Edison's equity interest in MVP (net of tax)	—	—	—	—	(0.37)	—	(134)	—
HLBV effects (pre-tax)	—	—	—	—	—	—	(1)	—
Income taxes	—	—	—	—	—	—	—	—
HLBV effects (net of tax)	—	—	—	—	—	—	(1)	—
Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$2.07	$1.90	$766	$686	$5.08	$4.82	$1,864	$1,718

(a)The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the nine months ended September 30, 2026 and 21% for the three and nine months ended September 30, 2025.
(b)The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the nine months ended September 30, 2026.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 29% for the nine months ended September 30, 2026.

Attachment B

Variation for the Three Months Ended September 30, 2026 vs. 2025
	Net Income (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$62	$0.17
Higher income from allowance for equity funds used during construction	9	0.03
Lower operation and maintenance expense from health care costs	8	0.02
Dilutive effect of issuance of common shares	—	(0.05)
Other	1	—
Total CECONY	80	0.17
O&R (a)
Electric base rate increase	11	0.03
Higher electric and gas operation and maintenance expense	(5)	(0.01)
Other	(3)	(0.01)
Total O&R	3	0.01
Con Edison Transmission
Lower investment income primarily due to the sale of Con Edison's equity interest in MVP	(5)	(0.01)
Accretion of the basis difference of Con Edison's equity interest in MVP	(2)	(0.01)
Other	2	—
Total Con Edison Transmission	(5)	(0.02)
Other, including parent company expenses (b)
Total Other, including parent company expenses	—	—
Total Reported (GAAP basis)	$78	$0.16
Accretion of the basis difference of Con Edison's equity interest in MVP	2	0.01
Total Adjusted (Non-GAAP basis)	$80	$0.17
(a)Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

(b)Other includes the parent company, Con Edison's tax equity investments and consolidation adjustments.

Attachment C

Variation for the Nine Months Ended September 30, 2026 vs. 2025
	Net Income (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$99	$0.27
Higher gas rate base	29	0.08
Higher income from allowance for equity funds used during construction	15	0.04
Dilutive effect of issuance of common shares	—	(0.14)
Other	(1)	—
Total CECONY	142	0.25
O&R (a)
Electric base rate increase	19	0.05
Gas base rate increase	5	0.01
Higher interest expense on long-term debt	(8)	(0.02)
Higher electric and gas operation and maintenance expense	(5)	(0.01)
Other	(2)	(0.01)
Total O&R	9	0.02
Con Edison Transmission
Gain on the sale of Con Edison's equity interest in MVP	134	0.37
Accretion of the basis difference of Con Edison's equity interest in MVP	(5)	(0.02)
Transaction costs associated with strategic alternatives review of Con Edison's equity interests in MVP and Honeoye	(3)	(0.01)
Other	(1)	(0.01)
Total Con Edison Transmission	125	0.33
Other, including parent company expenses (b)
Higher other interest expense	(1)	—
Loss and other impacts related to the sale of the Clean Energy Businesses	(1)	—
HLBV effects	1	—
Other	(3)	—
Total Other, including parent company expenses	(4)	—
Total Reported (GAAP basis)	$272	$0.60
Gain on the sale of Con Edison's equity interest in MVP	(134)	(0.37)
HLBV effects	(1)	—
Accretion of the basis difference of Con Edison's equity interest in MVP	5	0.02
Transaction costs associated with the strategic alternatives review of Con Edison's equity interests in MVP and Honeoye	3	0.01
Loss and other impacts related to the sale of the Clean Energy Businesses	1	—
Total Adjusted (Non-GAAP basis)	$146	$0.26
(a)Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

(b)Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025.